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                                                                   Exhibit 3-108
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                                         Filed with the Department of
                                         State on OCT 08 1996

                                         /s/ [graphic of signature]
                                         -------------------------------------
                                         Secretary of the Commonwealth

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                  GENESIS HEALTH VENTURES OF WEST VIRGINIA L.P.

   This Certificate of Limited Partnership is being executed as of the 27th day of September, 1996, pursuant to the requirements of 15 PA.C.S. I8511.

   The undersigned, being the general partner, hereby certifies that:

   1. Name. The name of the partnership is Genesis Health Ventures of West Virginia, L.P. (the "Partnership").

   2. Registered Office. The Partnership's registered office in the Commonwealth of Pennsylvania is located at 148 West State Street, Kennett Square, Pennsylvania 19348 in Chester County, Pennsylvania.

   3. General Partner. The name and address of the General Partner is:

                             Genesis Health Ventures of West Virginia, Inc. 148 West State Street
                             Kennett Square, PA 19348

   IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed as of the day and year first above written.


                             GENERAL PARTNER:
                             Genesis Health Ventures of West Virginia, Inc.

                                    /s/ Ira C. Gubernick
                             By:    ------------------------------------
                             Name:  Ira C. Gubernick
                             Title: Corporate Secretary